Exhibit 4

                      GENERAL MOTORS ACCEPTANCE CORPORATION



                                       AND


                            THE CHASE MANHATTAN BANK

                                     TRUSTEE


                                -----------------




                                    INDENTURE


                         DATED AS OF SEPTEMBER 24, 1996


                                -----------------



                                 SMARTNOTES(SM)

- ---------------
(SM)SERVICE MARK OF GENERAL MOTORS ACCEPTANCE CORPORATION

                                TABLE OF CONTENTS

                                   ARTICLE ONE
                                   DEFINITIONS

SECTION l.0l
               Definitions
                     Board of Directors...........................   2
                     Board Resolutions............................   2
                     Book-Entry Note..............................   2
                     Business Day.................................   2
                     Company......................................   2
                     Company Order................................   2
                     Corporate Trust Office.......................   2
                     corporation..................................   3
                     CUSIP Number.................................   3
                     Depositary...................................   3
                     Depositary...................................   3
                     Event of Default.............................   3
                     Global Note..................................   3
                     holder.......................................   3
                     Indenture....................................   3
                     Interest Payment Date........................   4
                     Issue Date...................................   4
                     Maturity Date................................   4
                     Notes........................................   4
                     Note Register................................   4
                     Officers' Certificate........................   4
                     Opinion of Counsel...........................   4
                     Original Issue Discount Notes................   4
                     outstanding..................................   5
                     Participant..................................   5
                     Paying Agent.................................   5
                     person.......................................   5
                     Place of Payment.............................   6
                     Redemption Date..............................   6
                     Regular Record Date..........................   6
                     responsible officer..........................   6
                     Settlement Date..............................   6
                     SmartNotes(SM)...............................   6
                     Survivor's Option............................   6
                     Tranche......................................   7
                     Trust Indenture Act of l939..................   7
                     U.S. Dollar..................................   7

SECTION 1.02   Notice to Noteholders..............................   7


                                   ARTICLE TWO
                     EXECUTION, ISSUE AND EXCHANGE OF NOTES

SECTION 2.0l   Amount Unlimited; Issuable in Series...............   7
SECTION 2.02   Form of Notes......................................   9
SECTION 2.03   Denominations; Record Date.........................   10
SECTION 2.04   Execution and Delivery of Notes....................   11
SECTION 2.05   Form of Certificate of Authentication..............   11
SECTION 2.06   Authentication and Delivery of Notes...............   12
SECTION 2.07   Exchange and Registration of Transfer
               of Notes...........................................   13
SECTION 2.08   Mutilated, Defaced, Destroyed, Lost
               or Stolen Notes....................................   15
SECTION 2.09   Cancellation.......................................   15


                                  ARTICLE THREE
                     REDEMPTION OF NOTES, SURVIVOR'S OPTION

SECTION 3.0l   Redemption of Notes; Applicability
               of Section.........................................   16
SECTION 3.02   Survivor's Option..................................   17

                                  ARTICLE FOUR
                            PAYMENT AND PAYING AGENTS

SECTION 4.0l   Payment of Principal and Interest.................   19
SECTION 4.02   Paying Agents.....................................   21
SECTION 4.03   Provisions as to Paying Agents....................   21
SECTION 4.04   Offices for Notices, etc..........................   22


                                  ARTICLE FIVE
                       NOTEHOLDER LISTS AND REPORTS BY THE
                             COMPANY AND THE TRUSTEE

SECTION 5.0l   Noteholder Lists..................................   22
SECTION 5.02   Preservation and Disclosure of Lists..............   23
SECTION 5.03   Reports by the Company............................   24
SECTION 5.04   Reports by the Trustee............................   25


                                   ARTICLE SIX
                               REMEDIES ON DEFAULT

SECTION 6.01   Events of Default.................................   26
SECTION 6.02   Payment of Notes on Default;
               Suit Therefor.....................................   28
SECTION 6.03   Application on Moneys Collected
               by Trustee........................................   29
SECTION 6.04   Proceedings by Noteholders........................   30
SECTION 6.05   Remedies Cumulative and Continuing ...............   31
SECTION 6.06   Direction of Proceedings and Waiver of Default....   31
SECTION 6.07   Notice of Defaults................................   32
SECTION 6.08   Undertaking to Pay Costs..........................   32


                                  ARTICLE SEVEN
                             CONCERNING THE TRUSTEE

SECTION 7.0l   Duties and Responsibilities of Trustee.............  33
SECTION 7.02   Reliance on Documents, Opinions, etc...............  34
SECTION 7.03   No Responsibility for Recitals, etc................  35
SECTION 7.04   Ownership of Notes.................................  35
SECTION 7.05   Moneys to be Held in Trust.........................  35
SECTION 7.06   Compensation and Expenses of Trustee...............  35
SECTION 7.07   Officers' Certificate as Evidence..................  36
SECTION 7.08   Conflicting Interest of Trustee....................  36
SECTION 7.09   Eligibility of Trustee.............................  36
SECTION 7.10   Resignation or Removal of Trustee..................  36
SECTION 7.11   Acceptance by Successor Trustee....................  37
SECTION 7.12   Successor by Merger, etc...........................  38
SECTION 7.13   Limitations on Rights of Trustee as Creditor.......  39

                                  ARTICLE EIGHT
                           CONCERNING THE NOTEHOLDERS

SECTION 8.0l   Action by Noteholders..............................  39
SECTION 8.02   Proof of Execution by Noteholders..................  39
SECTION 8.03   Who Are Deemed Absolute Owners.....................  40
SECTION 8.04   Company-Owned Notes Disregarded....................  40
SECTION 8.05   Revocation of Consents; Future
               Noteholders Bound..................................  40


                                  ARTICLE NINE
                              NOTEHOLDERS' MEETINGS

SECTION 9.0l   Purposes of Meetings................................  41
SECTION 9.02   Call of Meetings by Trustee.........................  41
SECTION 9.03   Call of Meetings by Company or
               Noteholders.........................................  41
SECTION 9.04   Qualification for Voting............................  41
SECTION 9.05   Regulations.........................................  42
SECTION 9.06   Voting..............................................  42


                                   ARTICLE TEN
                             SUPPLEMENTAL INDENTURES

SECTION l0.0l  Supplemental Indentures without Consent of
                  Noteholders......................................  43
SECTION l0.02  Supplemental Indentures with Consent of
                  Noteholders......................................  44
SECTION l0.03  Compliance with Trust Indenture Act;
               Effect of  Supplemental Indentures..................  45
SECTION l0.04  Notation on Notes...................................  45


                                 ARTICLE ELEVEN
                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION ll.0l  Company May Consolidate, etc. on
               Certain Terms.......................................  46
SECTION ll.02  Successor Corporation to be Substituted for
               Company.............................................  46
SECTION ll.03  Opinion of Counsel to be Given Trustee..............  46
SECTION ll.04  Certificate to Trustee..............................  47


                                 ARTICLE TWELVE
                              LIMITATIONS ON LIENS

SECTION l2.0l  Limitations on Liens................................  47


                                ARTICLE THIRTEEN
                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

SECTION l3.0l  Discharge of Indenture..............................  48
SECTION 13.02  Deposited Moneys to be Held in Trust by Trustee.....  48
SECTION 13.03  Paying Agent to Repay Moneys Held...................  48
SECTION l3.04  Return of Unclaimed Moneys..........................  48
SECTION 13.05  Satisfaction, Discharge and Defeasance of Notes.....  49


                                ARTICLE FOURTEEN
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

SECTION l4.0l  Indenture and Notes Solely Corporate Obligations....  50


                                 ARTICLE FIFTEEN
                            MISCELLANEOUS PROVISIONS

SECTION l5.0l  Benefits of Indenture Restricted to Parties
                  and Holders......................................  51
SECTION l5.02  Provisions Binding on Company's Successors..........  51
SECTION l5.03  Addresses for Notices, etc..........................  51
SECTION l5.04  Evidence of Compliance with Conditions Precedent....  51
SECTION l5.05  Legal Holidays......................................  52
SECTION l5.06  Trust Indenture Act to Control......................  52
SECTION l5.07  Execution in Counterparts...........................  52
SECTION l5.08  New York Contract...................................  52
SECTION l5.l0  Severability of Provisions..........................  52
SECTION l5.ll  Company Released from Indenture
               Requirements Under Certain Circumstances............  52

Acceptance of Trust by Trustee.....................................  53
Testimonium........................................................  53
Signatures and Seals...............................................  53
Acknowledgments....................................................  53


                                    EXHIBITS

Exhibit A      Form of Face of Book-Entry Note.....................  55
Exhibit B      Option to Elect Repayment...........................  60

      THIS INDENTURE dated as of September 24, 1996, between GENERAL MOTORS ACCEPTANCE CORPORATION, a corporation duly organized and existing under the laws of the state of New York (hereinafter sometimes called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee hereunder (hereinafter sometimes called the "Trustee," which term shall include any successor trustee appointed pursuant to Article Seven).

                                   WITNESSETH:

      WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes SmartNotes(SM) Due from Nine Months to Thirty Years from Date of Issue (hereinafter called the "Notes") and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes in one or more series, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided; and

      WHEREAS, the Company has duly authorized the issuance and sale of its Notes unlimited as to principal amount, and all acts and things necessary to constitute this Indenture a valid agreement of the Company according to its terms, have been done and performed;

      NOW, THEREFORE:

      In order to declare the terms and conditions upon which the Notes are authenticated, issued and received, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE.

                                  DEFINITIONS.

      SECTION 1.01. DEFINITIONS. The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise clearly requires) assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole, including the Exhibits to this instrument, and not to any particular Article, Section or other subdivision. Certain terms used wholly or principally within an Article of this Indenture may be defined in that Article.

BOARD OF DIRECTORS:

      The term "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company.

BOARD RESOLUTIONS:

      The term "Board Resolution" shall mean a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

BOOK-ENTRY NOTE:

      The term  "Book-Entry  Note"  shall  have the  meaning  given such term in
Section 2.03.

BUSINESS DAY:

      The term "Business Day" shall mean, with respect to any Note, unless such Note shall say otherwise, any day other than a Saturday or Sunday that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

COMPANY:

      The term "Company" shall mean the person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

COMPANY ORDER:

      The term "Company Order" shall mean any request, order or confirmation of the Company signed by a person designated pursuant to Section 2.04 to the Trustee, which may be transmitted by telex, by telecopy or in writing.

CORPORATE TRUST OFFICE:

      The term "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of the Indenture is located at The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, Attention: Global Trust Services.

CORPORATION:

      The term "corporation" shall include corporations, associations, companies and business trusts.

CUSIP NUMBER:

      The term "CUSIP number" shall include all of the series of approximately 900 identification numbers obtained by the Company from the CUSIP Service Bureau of Standard & Poor's Corporation for assignment to Global Notes representing Book-Entry Notes.

DEPOSITARY:

      The term "Depositary" shall mean, with respect to the Notes of any series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Notes of any such series shall mean the Depositary with respect to the Notes of that series.

EVENT OF DEFAULT:

      The term  "Event of  Default"  shall mean any event  specified  as such in
Section 6.01.

GLOBAL NOTE:

      The term "Global Note" shall have the meaning given such term in Section 2.06.

HOLDER:

      The terms "holder," when used with respect to any Note, and "Noteholder," "holder of Notes," or other similar terms, when used with respect to any Note, shall mean the person in whose name the Note is registered in the Note Register.

INDENTURE:

      The term "Indenture" shall mean this instrument as originally executed as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

INTEREST PAYMENT DATE:

      The term "Interest Payment Date," when used with respect to any Note, means the stated maturity of an installment of interest on such Note.

ISSUE DATE:

      The term "Issue Date" shall mean, with respect to Notes of any Tranche the date such Notes are authenticated pursuant to Section 2.06.

MATURITY DATE:

      The term "Maturity Date," when used with respect to any Note, shall mean the stated maturity of such Note.

NOTES:

      The term "Note" or "Notes" shall mean the Notes of the Company issued, authenticated and delivered under this Indenture.

NOTE REGISTER:

      The term "Note Register" shall have the meaning specified in Section 2.07.

OFFICERS' CERTIFICATE:

      The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or any Executive Vice President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company.

OPINION OF COUNSEL:

      The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

ORIGINAL ISSUE DISCOUNT NOTES:

      The term "Original Issue Discount Notes" shall mean any Notes which are initially sold at a discount from the principal amount thereof and which provide upon Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

OUTSTANDING:

      The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 7.08 and Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

            (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided, that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

            (c) Notes paid or in lieu of and in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Article Two, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

PARTICIPANT:

      The term "Participant" shall mean the person or persons designated by beneficial owners of Book-Entry Notes to act as agent or agents for such owners in connection with the book-entry system maintained by the Depositary.

PAYING AGENT:

      The term "Paying Agent" shall mean, initially, The Chase Manhattan Bank for the Notes as set forth in Section 4.02, and subsequently, any other paying agent appointed by the Company from time to time in respect of the Notes.

PERSON:

      The term "person"  shall mean any  individual,  corporation,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization or government or any agency or political subdivision thereof.

PLACE OF PAYMENT:

      The term "Place of Payment," when used with respect to Notes of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Notes of that series are payable.

REDEMPTION DATE:

      The term  "Redemption  Date"  shall  have the  meaning  given such term in
Section 3.01.

REGULAR RECORD DATE:

      The term "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Sections 2.01, 2.03 and 4.01.

RESPONSIBLE OFFICER:

      The term "responsible officer" when used with respect to the Trustee shall mean any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

SETTLEMENT DATE:

      The term "Settlement Date" shall mean the date of delivery of an authenticated Global Note against receipt of immediately available funds by the Company in payment for such Note, generally to occur within three Business Days of placement of the order for such Note, unless otherwise agreed by the Company and the purchaser.

 SMARTNOTES(SM):

      The term "SmartNotes(SM)" shall mean Notes issued pursuant to this Indenture due from a minimum of nine months from date of issue.

SURVIVOR'S OPTION:

      The term "Survivor's Option means, where applicable, the right of a holder of such Note to require the Company to repay such Note prior to its Maturity Date upon the death of the owner of such Note.

TRANCHE:

      The term "Tranche" shall have the meaning given such term in Section 2.06.

TRUST INDENTURE ACT OF 1939:

      The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939, as amended.

U.S. DOLLAR:

      The term "U.S. Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

      SECTION 1.02. NOTICE TO NOTEHOLDERS. Except as otherwise expressly provided herein, where this Indenture provides for notice to holders of Notes of any event, such notice shall be sufficiently given if in writing and mailed, first class, postage prepaid, to each holder at such holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date prescribed for such notice.

      Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Note shall affect the sufficiency of such notice with respect to other holders of Notes.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                                  ARTICLE TWO.

                     EXECUTION, ISSUE AND EXCHANGE OF NOTES.

      SECTION 2.01. AMOUNT UNLIMITED; ISSUABLE IN SERIES. Upon the execution of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount and containing terms and conditions from time to time authorized by or pursuant to a Board Resolution may be executed and delivered by the Company. Global Notes will be delivered to the Trustee for authentication, after execution by the Company, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman or Vice Chairman of the Board, President, an Executive Vice President or a Vice President and by its Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary without any further action by the Company, but subject to the provisions of Section 2.03.

      The Notes may be issued in one or more series. The aggregate principal amount of Notes of all series which may be authenticated and delivered and outstanding under this Indenture is not limited. The Notes of a particular series may be issued up to the aggregate principal amount of Notes for such series from time to time authorized by or pursuant to a Board Resolution.

      There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

      (1)   the   designation   of  the  Note  of  the  series   (which  shall
distinguish the Notes of the series from all other Notes);

      (2) any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.07, 2.08, 3.01 or 10.04);

      (3) the date or dates on which the principal of the Notes of the series is payable;

      (4) the rate at which Notes of the series shall bear interest, if any, the date from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the determination of holders of such Notes to whom interest is payable on any Interest Payment Date;

      (5) the place or places (in addition to such place or places specified in this Indenture) where the principal of (and premium, if any) and interest, if any, on Notes of the series shall be payable;

      (6) the right, if any, of the Company to redeem Notes, in whole or in part, at its option and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series may be redeemed pursuant to any sinking fund or otherwise;

      (7) the obligation, if any, of the Company to redeem, purchase or repay Notes of the series pursuant to any mandatory redemption sinking fund or analogous provisions or at the option of a holder thereof (including the Survivor's Option) and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

      (8) the denominations in which Notes of the series shall be issuable, if other than $1,000 and integral multiples of $1,000;

      (9) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof or which the Trustee shall be entitled to claim pursuant to Section 6.02;

      (10) whether the Notes of the series shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the Depositary for such Note or Notes and whether any Global Notes of the series are to be issuable initially in temporary form and whether any Global Notes of the series are to be issuable in definitive form and, if so, whether beneficial owners of interests in any such definitive Global Notes may exchange such interests for Notes of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner provided in Section 2.07;

      (11) the provisions, if any, for the defeasance of the Notes of the series;

      (12) if the Notes of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

      (13)  any  trustees,   depositories,   authenticating  or  paying  agents,
registrars or any other agents with respect to the Notes of such series; and

      (14) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

      All Notes of any one series shall be substantially identical except (i) as to denomination and (ii) as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

      If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at the same time as or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

      SECTION 2.02. FORM OF NOTES. The Notes shall be in the forms referred to in Section 2.06. Interest on the Notes is payable monthly, quarterly, semiannually or annually and shall be in the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Such forms may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

      The Global Notes of any series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes as evidenced by their execution of such Notes by manual or facsimile signature.

      SECTION 2.03. DENOMINATIONS; RECORD DATE. Unless other denominations and amounts may from time to time be fixed by or pursuant to a Board Resolution, the Notes of each series shall be issuable in book-entry form ("Book-Entry Notes") without coupons in denominations of $1,000 or more (and any amount in excess thereof that is an integral multiple of $1,000).

      The term "record date" as used with respect to an Interest Payment Date (except a date for payment of defaulted interest) shall mean such day or days as shall be specified in the terms of the Notes of any particular series as contemplated by Section 2.01.

      The person in whose name any Note is registered at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding Notes are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Notes of the series in default not less than fifteen days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest.

      Global Notes will be denominated in principal amounts not in excess of $200,000,000 (or such higher amount as may be permitted by the Depositary). If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 (or such higher amount as may be permitted by the Depositary) would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $200,000,000 (or such higher amount as may be permitted by the Depositary) principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

      SECTION 2.04. EXECUTION AND DELIVERY OF NOTES. The Notes shall be signed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President, an Executive Vice President, or a Vice President and by its Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.

      Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbelow recited, executed by the Trustee by manual signature of one of its responsible officers if a Global Note, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate upon any Note shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

      In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or the Company or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

      Within five days after the execution and delivery of this Indenture, the Company shall deliver to the Trustee an Officers' Certificate as to the incumbency and specimen signatures of officers authorized to execute Notes and to give Company Orders under this Indenture and, as long as Notes are outstanding under this Indenture, shall deliver a similar Officers' Certificate within five days after any change in the officers so authorized. The Trustee may conclusively rely on the documents delivered pursuant to this Section and
Section 2.02 hereof (unless revoked by superseding comparable documents) as to the authorization of the Board of Directors of any Notes delivered hereunder, and the form thereof, and as to the authority of the instructing officers referred to in this Section so to act.

      SECTION 2.05. FORM OF CERTIFICATE OF AUTHENTICATION. The certificate of authentication as to Notes of any series shall be in the following form:

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

      This is one of the Notes described in the within-mentioned Indenture.


                                 THE CHASE MANHATTAN BANK, as Trustee



                                 By: _________________________
                                     Authorized Signatory

      SECTION 2.06. AUTHENTICATION AND DELIVERY OF NOTES. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Global Notes of any series executed by the Company to the Trustee for authentication by the Trustee together with a Company Order for the authentication and delivery of such Notes, and the Trustee shall authenticate and deliver such Notes in accordance with such Company Order. A Company Order may specify that instructions to the Trustee as to the authentication and delivery of Notes may be given on behalf of the Company by any person designated in such Company Order, and the Trustee may conclusively rely on any such instructions as if given by the Company until such Company Order is expressly revoked by a subsequent Company Order.

      All Book-Entry Notes of the same series which have the same terms, including the same Settlement Date, Maturity Date, Interest Rate, Interest Payment Dates and Redemption Date, if any (all such Notes being collectively referred to herein as a "Tranche"), will be represented by a single global note, without interest coupons (a "Global Note"), which shall be substantially in the form of Exhibit A hereto. Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an Issue Date, which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date (which will be the Settlement Date for the Book-Entry Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note. No Global Note shall represent any Note in certificated form.

      Each Global Note, subject to the provisions of Section 2.03, (i) shall represent and shall be denominated in an authorized aggregate amount equal to the aggregate principal amount of the Book-Entry Notes outstanding of such series represented thereby, (ii) shall be registered, in the name of the Depositary for such Notes in global form or the nominee of such Depositary,
(iii) shall be delivered to such Depositary or pursuant to such Depositary's instruction and (iv) if the Depositary is Depository Trust Company, shall bear a legend substantially to the following effect:

      Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      Each Depositary designated for a Global Note must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation. At all reasonable times, Global Notes will be made available by the Depositary for inspection by the Company.

SECTION 2.07.  EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES.

      Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for the individual Notes represented thereby, in definitive form, a Global Note may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

      If at any time the Depositary of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Book-Entry Notes of such series or if at any time the Depositary for the Book-Entry Notes of such series shall no longer be eligible under Section 2.06, the Company, by Company Order, shall appoint a successor Depositary with respect to the Notes of such series. If a successor Depositary for the Notes of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, authenticate and deliver, Notes of such series in definitive form in an aggregate principal amount and like terms and tenor equal to the principal amount of the Book-Entry Note or Notes in global form representing such series in exchange for such Book-Entry Note or Notes in global form.

      The Company may at any time and in its sole discretion determine that individual Book-Entry Notes of any series issued in global form shall no longer be represented by a Global Note. In such event the Company will execute, authenticate and deliver individual certificated Notes of such series in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Note representing such series in exchange for such Global Note.

      If specified by the Company with respect to a series of Book-Entry Notes, the Depositary for such series of Notes may surrender the Global Note for such series of Notes in exchange in whole or in part for individual Notes of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, authenticate and deliver, without service charge:

      (a) to the Depositary or to each person specified by such Depositary a new individual Note or Notes of the same series and of the same tenor, of authorized denominations, in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Note; and

      (b) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the individual Notes delivered to holders thereof.

      Upon the exchange of a Global Note for Notes in definitive form, such Global Note shall be cancelled by the Trustee. Certificated Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee in writing. The Company shall deliver such Certificated Notes to the persons in whose names such Notes are so registered or to the Depositary.

      Whenever any Certificated Notes are surrendered for exchange, the Company shall execute, authenticate and deliver the Notes which the holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

      The Company shall not be required (i) to issue, register the transfer of or exchange any Notes of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes of that series under Section 3.01 and ending at the close of business on the day of such selection or (ii) to register the transfer of or exchange any Note selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

      The beneficial owner of a Book-Entry Note (or one or more indirect Participants in the Depositary designated by such owner) will designate one or more participants in the Depositary (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by the Depositary, and the Depositary will record in book-entry form, in accordance with instructions provided by such participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in the Depositary.

      Transfers of a Book-Entry Note will be accomplished by book entries made by the Depositary and, in turn, by Participants (and in certain cases, one or more indirect participants in the Depositary) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

      No service charge shall be made for any exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

      SECTION 2.08. MUTILATED, DEFACED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and such Note or satisfactory evidence of the destruction, loss, or theft thereof (together with the security and indemnity hereinafter referred to and such other documents or proof required by the Company), shall be delivered to the Company, then the Company shall execute and the Trustee shall authenticate and deliver, in lieu of such Note, a new Note bearing a number not contemporaneously outstanding of the same form, Settlement Date, Interest Rate, denomination, Maturity Date and Interest Payment Dates. In the case of any mutilated, defaced, destroyed, lost or stolen Note, an indemnity satisfactory to the Company and the Trustee may be required of the holder of such Note before a replacement Note will be issued. All expenses (including taxes and governmental charges) associated with obtaining such indemnity and in issuing the new Note shall be borne by the holder of the Note so mutilated, defaced, destroyed, lost or stolen.

      In case any such mutilated, defaced, destroyed, lost or stolen Note has become or is about to become due and payable in full, the Company in its discretion, instead of issuing a new Note may pay such Note on the date such
Note is due and payable.

      Every substituted Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is destroyed, lost or stolen shall, with respect to such Note, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes and shall, to the extent permitted by law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

      SECTION 2.09. CANCELLATION. All Notes surrendered for payment, redemption, registration of transfer, or exchange, as the case may be, shall, if surrendered to the Trustee, be cancelled and destroyed by it in accordance with its customary procedures and a certificate of destruction delivered to the Company, or shall, if surrendered to any Paying Agent, be delivered to the Trustee and promptly cancelled and destroyed by the Trustee and a certificate of destruction delivered to the Company, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Notes and deliver a certificate of destruction to the Company.

                                 ARTICLE THREE.

                     REDEMPTION OF NOTES; SURVIVOR'S OPTION.

      SECTION 3.01. REDEMPTION OF NOTES; APPLICABILITY OF SECTION. Redemption of Notes of any series as permitted or required by the terms thereof shall be made in accordance with such terms and this Section; provided, however, that if any provision of any series of Notes shall conflict with any provision of this Section, the provision of such series of Notes shall govern.

      The Company shall, at least 60 days prior (or any shorter periods which the parties hereto may agree in writing) to the date designated for redemption of Notes of any series, give written notice to the Trustee that the Notes of such series will be redeemed on the redemption date specified in such notice (a "Redemption Date"). In the case of a partial redemption, if allowable, such notice shall state the aggregate principal amount of Notes to be redeemed. Otherwise, such notice shall state that the entire principal amount of Notes of the series to be redeemed at the time outstanding shall be redeemed. In each case, such notice shall state the provision of the terms of such Notes under which such redemption is made, that the conditions precedent, if any, to such redemption have occurred, shall describe the same and shall state the applicable redemption price, if other than 100% of the face amount of the Notes to be redeemed. The Company shall deliver to the Trustee any certificate or notice required to be so delivered by the terms of the Notes to be redeemed. Notice given hereunder shall, except as otherwise provided by the terms of the Notes to be redeemed, be irrevocable.

      Upon receipt of notice from the Company that the Notes of a series will be redeemed, the Trustee shall cause notice of such redemption as required by the applicable provision of the terms of the Notes of such series to be given in the manner provided in Section 1.02 in accordance with the customary procedures of the Depositary. Such notice shall specify the date fixed for redemption and the applicable redemption price, the Place of Payment that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon will cease to accrue and, if less than all the Notes of a given series are to be redeemed, the identification and, in the case of partial redemptions, the principal amounts of the particular Notes to be redeemed. In the case of a redemption pursuant to any provisions of the terms of Notes specifying conditions precedent to redemption of the Notes of such series, such notice shall also state that the conditions precedent to such redemption have occurred and shall describe them. In the case of a partial redemption (if allowable) pursuant to the terms of the Notes to be redeemed, such notice shall indicate the serial numbers of the Notes to be redeemed (which shall be selected by the Trustee by lot or in such other manner as it shall deem appropriate and fair). Otherwise, such notice shall state that the entire principal amount of the Notes of the series to be redeemed at the time outstanding shall be redeemed.

      The Trustee shall promptly send a copy of the notice of redemption issued pursuant to this Section 3.01 to the Company, each other Paying Agent, and the Depositary.

      SECTION 3.02. SURVIVOR'S OPTION. If so specified in any Note, the beneficial holder of such Note shall have the Survivor's Option to elect repayment of such Note in the event of the death of the beneficial owner of such Note.

      Pursuant to exercise of the Survivor's Option, the Company shall repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment (or at a price equal to the Amortized Face Amount for Original Issue Discount Notes and Zero-Coupon Notes on the date of such repayment), subject to the following limitations. The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to one percent (1%) of the outstanding principal amount of the Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in such Notes (the "Individual Put Limitation"). Moreover, the Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes). Any Note (or portion thereof) tendered pursuant to exercise of the Survivor's Option may be withdrawn by a written request by the Representative of the deceased owner received by the Trustee prior to its repayment.

      Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Each Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all such Notes (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

      Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in such Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Note. Subject to the Company's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

      The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common shall be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

      For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and
(ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

                                  ARTICLE FOUR.

                           PAYMENT AND PAYING AGENTS.

      SECTION 4.01. PAYMENT OF PRINCIPAL AND INTEREST. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest, if any, on each of the Notes at the place, at the respective times and in the manner provided in the terms of the Notes and in this Indenture.

      Each Note will bear interest from and including its Issue Date at the rate per annum set forth in such Note and until the principal amount thereof is paid, or made available for payment, in full. Interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date as set forth in such Note and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to Maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

      Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in a Note, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

      The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each of the months specified in the Pricing Supplement, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each of the months specified in the Pricing Supplement, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of the month specified in the Pricing Supplement, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

      Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

      Promptly after each Regular Record Date, the Trustee will deliver to the Company and the Depositary a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary in accordance with procedures agreed to by the Depositary, such total amount of interest due. All interest payments on a certificated Note (other than interest on the Maturity Date) will be made by check and mailed by the Company to the person entitled thereto as listed on the Note Register.

      All interest payments on Book-Entry Notes will be paid by the Trustee to the Depositary in accordance with existing arrangements between the Trustee and the Depositary. Thereafter, on each Interest Payment Date, the Depositary will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by the Depositary. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by the Depositary of the principal of or interest on, the Book-Entry Notes to such Participants. If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.
      On or about the first Business Day of each month, the Trustee will deliver to the Company and the Depositary a written list of principal and interest to be paid on each Global Note representing Book-Entry Notes maturing in the following month. The Trustee, the Company and the Depositary will confirm the amounts of such principal and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary, the principal amount of such Global Note, together with interest due on such Maturity Date.

      If any Maturity Date of a Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to the Depositary of the principal and interest due on the Maturity Date of such Global Note and all Book-Entry Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and deliver a certificate of destruction to the Company.

      The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in the Depositary or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

      Except as otherwise specified as contemplated by Section 2.01 for Notes of any series, interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

      SECTION 4.02. PAYING AGENTS. The Company shall maintain one or more Paying Agents for the payment of the principal of (and premium, if any) and interest, if any, on the Notes of each series as provided in the terms of the Notes of such series. The Company agrees to keep the Trustee advised of the name and location of each Paying Agent if such Paying Agent is not the Trustee. The Paying Agents shall arrange for the payment, from funds furnished by the Company pursuant to this Indenture, of the principal and interest with respect to the Notes.

      The Company hereby initially appoints The Chase Manhattan Bank as the Company's Paying Agent for the Book-Entry Notes (the "Paying Agent," which term shall include any successor as Paying Agent for the Book-Entry Notes). The Company reserves the right, subject to the terms of the Notes of any series, to terminate any such appointment at any time as to such series and to appoint any other Paying Agents in respect of the Notes of such series in such places as it may deem appropriate.

      SECTION 4.03. PROVISIONS AS TO PAYING AGENTS. (a) Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section:

      (1) that it will hold sums held by it as such agent for the payment of the principal of (premium, if any) and interest, if any, on the Notes of such series (whether such sums have been paid to it by the Company or by any other obligor on the Notes of such series) in trust for the benefit of the holders of the Notes of such series entitled thereto, and will notify the Trustee of the receipt of sums to be so held, and

      (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes of such series) to make any payment of the principal of (premium, if any) or interest, if any, on the Notes of such series when the same shall be due and payable.

      (b) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it or any Paying Agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

      (c) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 13.03 and 13.04.

      SECTION 4.04. OFFICES FOR NOTICES, ETC. As long as any of the Notes remain outstanding, the Company will designate and maintain an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served, other than demands for payment. The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency, or shall fail to give such notice of the location or of any change in the location thereof, such notices and demands may be served at the corporate trust office of the Trustee specified in Section 15.03 hereof.

The Company hereby initially designates the corporate trust office of the Trustee specified in Section 15.03 hereof as the office of the Company where the Book-Entry Notes only may be presented for registration or transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Book-Entry Notes or of this Indenture may be served.

                                  ARTICLE FIVE.

                       NOTEHOLDER LISTS AND REPORTS BY THE
                            COMPANY AND THE TRUSTEE.

      SECTION 5.01. NOTEHOLDER LISTS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not later than March 15 and September 15 in each year and at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or any of its Paying Agents (other than the Trustee in its capacity as a Paying Agent), as to the names and addresses of the holders of Notes of particular series specified by the Trustee as of a date not more than fifteen days prior to the time such information is furnished, provided, however, that if and so long as the Trustee shall be the Note Registrar, such list shall not be required to be furnished.

      SECTION 5.02. PRESERVATION AND DISCLOSURE OF LISTS. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Notes (i) contained in the most recent list furnished to it as provided in Section 5.01, (ii) received by the Trustee in its capacity as Note Registrar or a Paying Agent or
(iii) filed with it within the preceding two years pursuant to Section 5.04(c). The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

      (b) In case three or more holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes of a particular series (in which case the applicants must hold Notes of such series) or with holders of all Notes with respect to their rights under this Indenture or under such Notes and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

      (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection
            (a) of this Section, or

      (2) inform such applicants as to the approximate number of holders of Notes of such series or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

      If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of Notes of such series or all Notes, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes of such series or all Notes, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

      (c) Each and every holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent, Note Registrar, or any agent of the Company or of the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

      SECTION 5.03.  REPORTS BY THE COMPANY.  The Company shall:

      (a) file with the Trustee within fifteen days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

      (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

      (c) transmit by mail to all the holders of Notes of each series in the manner and to the extent provided in Section 5.04(c) with respect to reports pursuant to Section 5.04(a), within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series of Notes pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

      SECTION 5.04. REPORTS BY THE TRUSTEE. (a) On or before July 15, 1997 and on or before July 15 of each year thereafter, so long as any Notes are outstanding hereunder, the Trustee shall transmit to the Noteholders, as provided in subsection (b) of this Section, a brief report dated as of the preceding May 15, with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be transmitted):

            (1) its eligibility under Section 7.09, and its qualifications under Section 7.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

            (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Notes for any series outstanding on the date of such report;

            (3) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4), or (6) of subsection (b) of Section 7.13;

            (4) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

            (5) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act of 1939;

            (6) any additional issue of Notes which it has not previously reported; and

            (7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

      (b) Reports pursuant to this Section shall be transmitted by mail to all holders of Notes at their addresses as the same appear upon the Note Register.

      (c) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Commission. The Company agrees to notify the Trustee when and as the Notes become listed on any stock exchange.

                                  ARTICLE SIX.

                              REMEDIES ON DEFAULT.

      SECTION 6.01. EVENTS OF DEFAULT. In case one or more of the following Events of Default with respect to a particular series of Notes shall have occurred and be continuing, that is to say:

      (a) default in the payment of the principal of (or premium, if any) on any of the Notes of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

      (b) default in the payment of any installment of interest, if any, upon any of the Notes of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

      (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes of such series or in this Indenture for a period of thirty days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Notes of such series at the time outstanding; or

      (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors;

then if an Event of Default described in clause (a), (b) or (c) shall have occurred and be continuing and in each and every such case, unless the principal amount of all the Notes of such series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Notes of all series affected hereby then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders) may declare the principal amount of all the Notes (or, with respect to Original Issue Discount Notes, such lesser amount as may be specified in the terms of such Notes) of the series affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of this Indenture or the Notes of such series contained to the contrary notwithstanding, or, if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, and in each and every such case, either the Trustee or the holders of not less than twenty-five per cent in aggregate principal amount of all the Notes then outstanding hereunder (voting as one class), by notice in writing to the Company (and to the Trustee if given by holders of Notes), may declare the principal of all the Notes not already due and payable (or, with respect to Original Issue Discount Notes, such lesser amount as may be specified in the terms of such Notes) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision in this Indenture or in the Notes to the contrary notwithstanding. The foregoing provisions, however, are subject to the conditions that if, at any time after the principal of the Notes of any one or more or all series, as the case may be, shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, due upon all the Notes of such series or of all the Notes, as the case may be, and the principal of (and premium, if any, on) all Notes of such series or of all the Notes, as the case may be (or, with respect to Original Issue Discount, such lesser amount as may be specified in the terms of such Notes), which shall have become due otherwise than by acceleration (with interest, if any, upon such principal (and premium, if any) and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, if any, at the same rate as the rate of interest specified in the Notes of such series, as the case may be (or, with respect to Original Issue Discount Notes at the rate specified in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration of such series, as the case may be), to the date of such payment or deposit), and such amount as shall be payable to the Trustee pursuant to Section 7.06, and any and all defaults under the Indenture shall have been remedied, then and in every such case the holders of a majority in aggregate principal amount of the Notes of such series (or of all the Notes, as the case may be) then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series or with respect to all Notes, as the case may be, and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. If the principal of all Notes shall have been declared to be payable pursuant to this Section 6.01, in determining whether the holders of a majority in aggregate principal amount thereof have waived all defaults and rescinded and annulled such declaration, all series of Notes shall be treated as a single class and the principal amount of Original issue Discount Notes shall be deemed to be the amount declared payable under the terms applicable to such Original Issue Discount Notes.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Noteholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders, as the case may be, shall continue as though no such proceedings had been taken.

      SECTION 6.02. PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR. The Company covenants that (1) in case default shall be made in the payment of any installment of interest, if any, on any of the Notes of any series, as and when the same shall become due and payable, and such default shall have continued for a period of thirty days or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) the Notes of any series, as and when the same shall have become due and payable, whether upon maturity of the Notes of such series or upon redemption or upon declaration or otherwise -- then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes of such series, the whole amount that then shall have become due and payable on all such Notes of such series for principal (and premium, if any) or interest, if any, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, if any, at the same rate as the rate of interest specified in the Notes of such series (or, with respect to Original Issue Discount Notes, at the rate specified in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration); and, in addition thereto, such further amounts as shall be payable to the Trustee pursuant to Section 7.06.

      In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Notes and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes wherever situated the moneys adjudged or decreed to be payable.

      In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon Notes of any series under Title 11 of the United States Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in case of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (and premium, if any) (or, with respect to Original Issue Discount Notes, such portion of the principal amount as may be specified in the terms of that series) and interest, if any, owing and unpaid in respect of the Notes of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee under Section 7.06 and of the holders of Notes of such series allowed in any such judicial proceedings relative to the Company or other obligor upon the Notes of such series, or to the creditors or property of the Company or such other obligor, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the holders of such series and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Notes of such series to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to such holders of Notes of such series, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

      All rights of action and of asserting claims under this Indenture, or under any of the Notes of any series may be enforced by the Trustee without the possession of any of such Notes, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Notes of such series.

      In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

      SECTION 6.03. APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee pursuant to Section 6.02 with respect to a series of Notes shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of the distribution of such moneys on account of principal (or premium, if any) or interest, if any, upon presentation of the several Notes of such series, as the case may be, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

            FIRST: To the payment of amounts payable to the Trustee pursuant to Section 7.06;

            SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become due, to the payment of interest, if any, on the Notes of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest, if any, specified in the Notes of such series (or, with respect to Original Issue Discount Notes, at the rate specified in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration), such payments to be made ratably to the persons entitled thereto, without discrimination or preference; and

            THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes of such series for principal (and premium, if any), interest, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the same rate as the rate of interest specified in the Notes of such series (or, with respect to Original Issue Discount Notes, at the rate specified in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration); and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such principal (and premium, if any), interest, if any, without preference or priority of principal (and premium, if any), over interest, if any, or of interest, if any, over principal (and premium, if any), or of any installment of interest, if any, over any other installment of interest, if any, or of any Note of such series over any other Note of such series, ratably to the aggregate of such principal (and premium, if any), and accrued and unpaid interest, if any.

      SECTION 6.04. PROCEEDINGS BY NOTEHOLDERS. No holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;
(b) the holders of not less than twenty-five percent in aggregate principal amount of the Notes of such series then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder; (c) such holder or holders shall have offered to the Trustee such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee for sixty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and (e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes of any series, shall have any right in any manner whatever by virtue or by availing himself of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of such series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of (and premium, if any) and interest, if any, on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. With respect to Original Issue Discount Notes, principal shall mean such amount as shall be due and payable as specified in the terms of the Notes.

      SECTION 6.05. REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given by this Article Six to the Trustee or to the holders of Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or such holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes, if any, to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to such holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such holders.

      SECTION 6.06. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULT. The holders of a majority in aggregate principal amount of the Notes of any or all series affected (voting as one class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceedings so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or executive committee or a trust committee of directors or trustees and/or a responsible officer shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

      Prior to any declaration accelerating the maturity of the Notes of any series, the holders of a majority in aggregate principal amount of the Notes of such series at the time outstanding may on behalf of the holders of all of the Notes of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of (premium, if any) or interest, if any, on any Notes of such series. Upon any such waiver the Company, the Trustee and the holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.06, said default or Event of Default shall for all purposes of the Notes of such series and this Indenture be deemed to have been cured and to be not continuing.

      SECTION 6.07. NOTICE OF DEFAULTS. The Trustee shall, within ninety days after the occurrence of a default with respect to any series of Notes, give to the holders of Notes of such series notice of all defaults known to a responsible officer of the Trustee in the manner set forth in Section 1.02 and also by mail in the manner and to the extent provided in Section 5.04(c) with respect to reports pursuant to Section 5.04(a), unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to be any event or events, as the case may be, specified in clauses (a), (b), (c), (d) and (e) of Section 6.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the notice specified in clause (c) of Section 6.01); provided that, except in the case of default in the payment of the principal of (premium, if any) or interest, if any, on any of the Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors or executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Notes of such series.

      SECTION 6.08. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder of Notes of any series, or group of such holders, holding in the aggregate more than ten percent in principal amount of the Notes of such series outstanding, or to any suit instituted by any holder of Notes of such series appertaining thereto, for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Note on or after the due date expressed in such Note.

                                 ARTICLE SEVEN.

                             CONCERNING THE TRUSTEE.

      SECTION 7.01. DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default of which a responsible officer has knowledge with respect to Notes of a particular series and after the curing of all Events of Default with respect to Notes of such series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to Notes of a particular series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to a particular series and after the curing of all Events of Default with respect to Notes of such series which may have occurred:

          (1) the duties and obligations of the Trustee with respect to Notes of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Notes pursuant to Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

     (d) No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     SECTION 7.02. RELIANCE ON DOCUMENTS, OPINIONS, ETC. Subject to the provisions of Section 7.01:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order; and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel and the written advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company pertaining to the Notes, personally or by agent or attorney;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (g) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     SECTION 7.03. NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Notes other than the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes provided that the Trustee shall not be relieved of its duty to authenticate Notes only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     SECTION 7.04. OWNERSHIP OF NOTES. The Trustee, or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or an agent of the Company or of the Trustee.

     SECTION  7.05.  MONEYS TO BE HELD IN TRUST.  Subject to the  provisions  of
Section 13.04 hereof, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its Chairman of the Board or its Vice Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or an Assistant Treasurer.

     SECTION 7.06. COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation, and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee, its officers, directors and employees for, and to hold them harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on the part of the Trustee or such officer, director and employee arising out of or in connection with the acceptance or administration of this trust or the performance of their duties hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and/or the termination of the Indenture.

     SECTION 7.07. OFFICERS' CERTIFICATE AS EVIDENCE. Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 7.08. CONFLICTING INTEREST OF TRUSTEE. The Trustee shall comply with Section 310(b) of the Trust Indenture Act of 1939.

     SECTION 7.09. ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and (c) shall have at all times a combined capital and surplus of not less than five million dollars. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

     SECTION 7.10. RESIGNATION OR REMOVAL OF TRUSTEE. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series of Notes by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the receipt of such notice of resignation by the Company, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any holder of Notes who has been a bona fide holder of a Note or Notes of the applicable series for at least six months may subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur:

          (1) the Trustee  shall fail to comply with the  provisions  of Section
     7.08 with respect to any series of Notes after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes of such series for at least six months, or

          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Notes and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

          (3) the Trustee shall become incapable of acting with respect to any series of Notes, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Notes and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Noteholder of such series who has been a bona fide holder of a Note or Notes of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Notes of all series (voting as one class) at the time outstanding may at any time remove the Trustee with respect to Notes of all series and appoint a successor trustee with respect to the Notes of all series.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 7.11.

     (e) The Trustee shall be paid all amounts owed to it upon its removal or resignation.

     SECTION 7.11 ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

     In case of the appointment hereunder of a successor trustee with respect to the Notes of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Notes of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee. The Trustee shall not be liable for the acts or omissions of any successor trustee.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of
Section 7.09.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall give notice of the succession of such trustee hereunder to all holders of Notes of any applicable series in the manner provided in Section 1.02. If the Company fails to give such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so given at the expense of the Company.

     SECTION 7.12. SUCCESSOR BY MERGER, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section
7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 7.13. LIMITATIONS ON RIGHTS OF TRUSTEE AS CREDITOR. The Trustee shall comply with Section 311(a) of the Trust Indenture Act of 1939.

                                 ARTICLE EIGHT.

                           CONCERNING THE NOTEHOLDERS.

     SECTION 8.01. ACTION BY NOTEHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or
(b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

     In determining whether the holders of a specified percentage in aggregate principal amount of the Notes have taken any action (including the making of any demand or request, the waiving of any notice, consent or waiver or the taking of any other action), the principal amount of any Original Issue Discount Note that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Note at the time the taking of such action is evidenced to the Trustee.

     SECTION 8.02. PROOF OF EXECUTION BY NOTEHOLDERS. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with this Section 8.02. The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public, or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer or by a certificate of any officer of any trust company, bank, banker or recognized securities dealer, satisfactory to the Trustee, who witnessed such execution. If such execution is by an officer of a corporation, association or trust, a trustee of a trust or a member of a partnership on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     The ownership of the Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

     The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.06.

     SECTION 8.03. WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee and any agent of the Company or of the Trustee may deem the holder of any Note to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of and interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

     SECTION 8.04. COMPANY-OWNED NOTES DISREGARDED. In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Notes which a responsible officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     SECTION 8.05. REVOCATION OF CONSENTS; FUTURE NOTEHOLDERS BOUND. At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note the identifying number of which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Note issued in exchange or substitution therefor irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes of each series affected thereby.

                                  ARTICLE NINE.

                             NOTEHOLDERS' MEETINGS.

     SECTION 9.01. PURPOSES OF MEETINGS. A meeting of Noteholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Six;

          (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

          (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

          (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

     SECTION 9.02. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Noteholders of any or all series to take any action specified in
Section 9.01, to be held at such time and at such place in New York City as the Trustee shall determine. Notice of every meeting of the Noteholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 102, not less than twenty nor more than one hundred and eighty days prior to the date fixed for the meeting.

     SECTION 9.03. CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least ten percent in aggregate principal amount of the Notes of any or all series, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of Noteholders of any or all series to take any action authorized in
Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within thirty days after receipt of such request, then the Company or the holders of such Notes in the amount above specified may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in
Section 9.02.

     SECTION 9.04. QUALIFICATION FOR VOTING. To be entitled to vote at any meeting of Noteholders a person shall be a holder of one or more Notes of a series with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 9.05. REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

     Subject to the provisions of Sections 8.01 and 8.04, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of Noteholders duly called pursuant to the provisions of
Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     SECTION 9.06. VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 9.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE TEN.

                            SUPPLEMENTAL INDENTURES.

     SECTION 10.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. The Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939) for one or more of the following purposes:

          (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

          (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to Notes of any or all series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

          (c) to add to or change any of the provisions of this Indenture to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in bearer form, to add, modify or eliminate any restrictions on the payment of principal of Notes in registered form, and to provide for exchangeability of such Notes with Notes issued hereunder and to make all appropriate changes for such purpose to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the holders of Notes of any series in any material respect;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the holders of the Notes;

          (e) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Notes of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11;

         (f) to change or eliminate any provision of this Indenture, provided that any such change or elimination (i) shall become effective only when there is no Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) shall not apply to any Note outstanding;

          (g) to establish the form or terms of Notes of any series as permitted by Sections 2.01 and 2.06;

          (h) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of Notes of any series in any material respect.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

     SECTION 10.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Section 8.01) of the holders of not less than 66 2/3% in aggregate principal amount of the Notes of all series at the time outstanding affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes of each such series; provided that no such supplemental indenture shall (i) change the fixed maturity of any Notes, or reduce the principal amount thereof (and premium, if any) or reduce the rate or extend the time of payment of any interest thereon, without the consent of the holder of each Note so affected, (ii) impair the right to institute enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor) or (iii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture, or the percentage required for the consent of the holders pursuant to Section 6.01 to waive defaults, without the consent of the holders of each Note so affected.

     Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice thereof in the manner provided in Section 1.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company so to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act of 1939. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

     SECTION 10.04. NOTATION ON NOTES. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Notes of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the Noteholders, in exchange for the Notes of such series then outstanding.

                                 ARTICLE ELEVEN.

                  CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

     SECTION 11.01. COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person unless (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

     SECTION 11.02. SUCCESSOR CORPORATION TO BE SUBSTITUTED FOR COMPANY. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of General Motors Acceptance Corporation, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes, if any, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     SECTION 11.03. OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.

     SECTION 11.04. CERTIFICATE TO TRUSTEE. On or before April l, 1997, and on or before April l in each year thereafter, the Company will deliver to the Trustee a brief certificate of the Company's principal executive officer, principal financial officer or principal accounting officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

                                 ARTICLE TWELVE.

                              LIMITATIONS ON LIENS.

     SECTION 12.01. LIMITATIONS ON LIENS. Except as hereinbelow in this Section provided, the Company will not at any time pledge or otherwise subject to any lien any of its property or assets without thereby expressly securing the due and punctual payment of the principal of and interest on the Notes equally and ratably with any and all other obligations and indebtedness secured by such pledge or other lien, so long as any such other obligations and indebtedness shall be so secured, and the Company covenants that if and when any such pledge or other lien is created, the Notes will be so secured thereby; provided, however, that this restriction shall not apply to (1) the pledge of any assets to secure any financing by the Company of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which the Company reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements; (2) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada); (3) any deposit of assets of the Company with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company; (4) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (1) to
(4) inclusive of this Section, provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

                                ARTICLE THIRTEEN.

          SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

     SECTION 13.01. DISCHARGE OF INDENTURE. If at any time (a) the Company shall have delivered to the Trustee for cancellation all Notes of any series theretofore authenticated (other than any Notes of such series appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) or (b) all such Notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 13.04) sufficient to pay at maturity or upon redemption all Notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then this Indenture shall cease to be of further effect with respect to the Notes of such series, and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 15.04, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes of such series.

     SECTION 13.02. DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE. All moneys deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any.

     SECTION 13.03. PAYING AGENT TO REPAY MONEYS HELD. In connection with the satisfaction and discharge of this Indenture with respect to Notes of any series, all moneys with respect to such Notes then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 13.04. RETURN OF UNCLAIMED MONEYS. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on any Note and not applied but remaining unclaimed for two years after the date upon which such principal (and premium, if any) or interest, if any, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent on demand, and the holder of such Note shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

     SECTION 13.05. SATISFACTION, DISCHARGE AND DEFEASANCE OF NOTES OF ANY SERIES. If pursuant to Section 2.01 provision is made for the defeasance of Notes of a series, then the provisions of this Section 13.05 shall be applicable except as otherwise specified as contemplated by Section 2.01 for Notes of such series. At the Company's option, either (a) the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes of any such series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness or (b) the Company shall cease to be under any obligation to comply with any term, provision, condition or covenant specified as contemplated by Section 2.01, when

          (1)  either

               (A)   with respect to all outstanding Notes of such series,

                     (i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount (in such currency in which such outstanding Notes are then specified as payable at stated maturity) sufficient to pay and discharge the entire indebtedness of all outstanding Notes of such series for principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date as contemplated by the last paragraph of this Section 13.05, as the case may be; or

                     (ii) the Company has deposited or caused to be deposited with the Trustee as obligations in trust for the purpose such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon (but without reinvesting any proceeds thereof), be sufficient to pay and discharge the entire indebtedness on all outstanding Notes of such series for principal (and premium, if any), interest, if any, to the stated maturity or any redemption date as contemplated by the last paragraph of this Section 13.05, as the case may be; or

               (B) the Company has properly fulfilled such other terms and conditions to the satisfaction and discharge as is specified, as contemplated by
Section 2.01, as applicable to the Notes of such series, and

          (2) The Company has paid or caused to be paid all other sums payable with respect to the outstanding Notes of such series, and

          (3) The Company has delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and

          (4) The Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all outstanding Notes of any such series have been complied with.

     Any deposits with the Trustee referred to in Section 13.05(1)(A) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any outstanding Notes of such series are to be redeemed prior to their stated maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement or otherwise, the applicable escrow trust agreement shall provide therefore and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                                ARTICLE FOURTEEN.

       IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.

     SECTION 14.01. INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the holders thereof and as part of the consideration for the issue of the Notes.

                                ARTICLE FIFTEEN.

                            MISCELLANEOUS PROVISIONS.

     SECTION 15.01. BENEFITS OF INDENTURE RESTRICTED TO PARTIES AND Holders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

     SECTION 15.02. PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION  15.03.  ADDRESSES FOR NOTICES,  ETC.  Subject to the provisions of
Section 4.01 with respect to demands for payment, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows: General Motors Acceptance Corporation, Attention:
Corporate Secretary, 3044 West Grand Blvd., Detroit, Michigan 48202. Subject to such provisions of Section 4.01 any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the corporate trust office of the Trustee, which as of the date of this Indenture is 450 West 33rd Street, 15th Floor, New York, New York 10001-2697.

     SECTION 15.04. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 15.05. LEGAL HOLIDAYS. In any case where the date of maturity of any interest or premium on or principal of any Note or the date fixed for redemption of any Note shall not be a Business Day in the Place of Payment, then payment of any interest or premium on or principal of such Notes, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 15.06. TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

     SECTION 15.07. EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 15.08. NEW YORK CONTRACT. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law and except as may otherwise be required by mandatory provisions of law.

     Section 15.09 SEVERABILITY OF PROVISIONS. Any prohibition, invalidity or unenforceability of any provision of this Indenture in any jurisdiction shall not invalidate or render unenforceable the remaining provisions hereto in such jurisdiction and shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     Section 15.10 COMPANY RELEASED FROM INDENTURE REQUIREMENTS UNDER CERTAIN CIRCUMSTANCES. Whenever in this Indenture the Company shall be required to do or not to do anything so long as any of the Notes of any series shall be outstanding, the Company shall, notwithstanding any such provision, not be required to comply with such provisions if it shall be entitled to have this Indenture satisfied and discharged pursuant to the provisions hereof, even though in either case the holders of any of the Notes of that series shall have failed to present and surrender them for payment pursuant to the terms of this Indenture.

     The Chase Manhattan Bank hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, GENERAL MOTORS ACCEPTANCE CORPORATION has caused this Indenture to be signed and acknowledged by its Chairman of the Board or its Vice Chairman of the Board or its President or one of its Executive Vice Presidents or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and The Chase Manhattan Bank has caused this Indenture to be signed, and its corporate seal to be affixed hereunto, and the same to be attested by its duly authorized officers, all as of the day and year first above written.

                                 GENERAL MOTORS ACCEPTANCE CORPORATION
[Corporate Seal]

                                 By: ____________________________
                                             Vice President
Attest:

- ----------------------


[Corporate Seal]                 THE CHASE MANHATTAN BANK

                                 By: _____________________________


Attest:

- -------------------------


STATE OF MICHIGAN           )
                            ) SS.
COUNTY OF WAYNE             )


     On the ___ day of September, 1996, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________; that he is a Vice President of GENERAL MOTORS ACCEPTANCE CORPORATION, one of the parties described in and which executed the above instruments; that he knows the corporate seal of said Company; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Company and that he signed his name thereto by like authority.


[Notarial Seal]                                    __________________________
                                                   Notary Public



STATE OF NEW YORK       )
                        ) SS.
COUNTY OF NEW YORK      )


     On the ___ day of September, 1996, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________________________; that he/she is a of The Chase
Manhattan Bank, one of the parties described in and which executed the above instrument; that he/she knows the corporate seal of said Corporation; that the seal affixed to the said instrument is such corporate seal; that it was affixed by authority of the Board of Directors of said Corporation, and that he/she signed his/her name thereto by like authority.


[Notarial Seal]                                    _________________________
                                                   Notary Public

                                                                       Exhibit A


                        (Form of Face of Book-Entry Note)


Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


REGISTERED NO.                          CUSIP NO.__________



Interest Rate:__________                Principal Amount: $_____________


Issue Date:_____________


Maturity Date:__________

Interest Payment Date(s):_________

Redemption Provisions:____________

Repayment Provisions:_____________

Survivor's Option:________________

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                 SMARTNOTES(SM)

     For value received, GENERAL MOTORS ACCEPTANCE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Company"), hereby promises to pay to Cede & Co., or registered assigns, at the office of The Chase Manhattan Bank, 450 West 33rd Street, New York, N.Y., the principal amount stated above on the Maturity Date stated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the Interest Rate per annum stated above (on the basis of a 360 day year - 30 day month), in like coin or currency, and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option, if provided herein). The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the first day of the calendar month in which such Interest Payment Date occurs, except that the Redemption Record Date with respect to the final Initial Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the late day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

This Global Note is one of a duly authorized issue of Notes of the Company designated as its SmartNotes(SM) Due from Nine Months to Thirty Years from Date of Issue (hereinafter called the "Notes"), all issued or to be issued under and pursuant to an indenture dated as of September__, 1996 (herein called the "Indenture") duly executed by the Company to The Chase Manhattan Bank, Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all Notes then outstanding.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

The Company may at any time and in its sole discretion determine not to have the Notes represented by Global Notes and, in such event, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or more (and any amount in excess thereof that is an integral multiple of $l,000).

Terms used herein which as defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

                           GENERAL MOTORS ACCEPTANCE CORPORATION


Dated:___________          By:__________________________________
                           Title:

[SEAL]
                           By: :__________________________________
                           Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES DESCRIBED
IN THE WITHIN-MENTIONED INDENTURE.


THE CHASE MANHATTAN BANK, AS TRUSTEE


By:______________________
   Authorized Signatory

               FOR VALUE RECEIVED the undersigned hereby sells,
                          assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

__________________

________________________________

________________________________
Please print or typewrite name and address including postal zip code of assignee. ________________________________the within Global Note of GENERAL MOTORS ACCEPTANCE CORPORATION and hereby does irrevocably constitute and appoint__________________________Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:_______________


                                 SIGN HERE________________________
                                 NOTICE:  THE SIGNATURE OF THIS
                                 ASSIGNMENT MUST CORRESPOND WITH
                                 THE NAME AS WRITTEN UPON THE FACE
                                 OF THIS GLOBAL NOTE IN EVERY
                                 PARTICULAR WITHOUT ALTERATION OR
                                 ENLARGEMENT OR ANY CHANGE
                                 WHATEVER.

                                                                       Exhibit B


                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the Repayment Date (or at a price equal to the Amortized Face Amount for Original Issue
Discount Notes and Zero-Coupon Notes on the date of repayment), to the undersigned, at_____________________________________________________
               (Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of this Note is to be repaid, specify the portion thereof which the holder elects to have repaid:__________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination of the Notes to be issued to the holder for the portion of this Note not being repaid) (in the absence of any such specification, one such Note will be issued for the portion which is being repaid):_____________ .


$______________
                                       _____________________________________
Dated: ________                        NOTICE:    Signature   of   legal
                                       representative of estate of deceased
                                       beneficial owner required.
                                       Legal representative must also provide copy of death certificate and proof of appointment as legal representative of estate of deceased beneficial owner.